Exhibit 99.06
Southern Company
Kilowatt-Hour Sales and Customers
(In Millions of KWHs)

	Three Months Ended September				Year-to-Date September
As Reported	2017	2016	Change	Weather Adjusted Change	2017	2016	Change	Weather Adjusted Change
Kilowatt-Hour Sales-
Total Sales	58,276	58,648	(0.6)%		155,626	152,625	2.0%

Total Retail Sales-	44,449	47,071	(5.6)%	(1.3)%	118,802	124,535	(4.6)%	(1.0)%
Residential	15,499	17,213	(10.0)%	(2.0)%	38,502	42,257	(8.9)%	(0.6)%
Commercial	14,969	15,805	(5.3)%	(1.4)%	40,007	41,509	(3.6)%	(1.1)%
Industrial	13,770	13,833	(0.5)%	(0.5)%	39,656	40,102	(1.1)%	(1.1)%
Other	211	220	(4.1)%	(3.8)%	637	667	(4.4)%	(4.2)%

Total Wholesale Sales	13,827	11,577	19.4%	N/A	36,824	28,090	31.1%	N/A

(In Thousands of Customers)

					Period Ended September
					2017	2016	Change
Regulated Utility Customers-
Total Utility Customers-					9,187	9,106	0.9%
Total Traditional Electric					4,632	4,584	1.0%
Southern Company Gas					4,555	4,522	0.7%